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Exhibit 5.1

March 6, 2019 PRA Health Sciences, Inc. 4130 ParkLake Avenue, Suite 400 Raleigh, NC 27612

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel to PRA Health Sciences, Inc., a Delaware corporation (the "Company"), in connection with the registration pursuant to the registration statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the resale of an indeterminate number of shares of common stock, par value $0.01 per share of the Company (the "Common Stock"), that may be sold from time to time by selling stockholders to be identified in future prospectus supplements to the prospectus in the Registration Statement (the "Resale Shares").

        We have examined such documents, certificates, records, authorizations and proceedings and have made such investigations as we have deemed necessary or appropriate in order to give the opinions expressed herein. We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In such examination we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies.

        The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any Resale Shares pursuant to the Registration Statement: (i) the board of directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company shall have duly established the terms of the Resale Shares and duly authorized and taken any other necessary corporate action to approve the issuance and sale of the Resale Shares, and such authorizations and actions shall have not been rescinded; (ii) the terms of the issuance and sale of the Resale Shares shall have been duly established in conformity with the certificate of incorporation, the bylaws and any applicable agreement of the Company (collectively, the "Applicable Agreements"), do not violate any applicable law or result in a default under a breach of any agreement or instrument binding on the Company and comply with any restriction imposed by any court or governmental body having jurisdiction over the Company; (iii) the Resale Shares, and any certificates representing the interests in the relevant Resale Shares, shall have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor and shall have been duly issued and sold in accordance with any relevant agreement (including any Applicable Agreements), any duly authorized, executed and delivered, valid and binding underwriting agreement or other applicable purchase agreement, or as otherwise contemplated by the Registration Statement or any post-effective amendment thereto, and any prospectus supplement relating thereto; (iv) the Registration Statement (including all necessary post-effective amendments) will have been declared, or otherwise have become, effective under the Securities Act and such effectiveness shall not have been terminated or rescinded; (v) an appropriate prospectus supplement will have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Resale Shares offered thereby; and (vi) the Resale Shares will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable prospectus supplement to the Registration Statement, and there will not have occurred any change in law affecting the validity of the opinions rendered herein.

        Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Resale Shares outstanding on the date of this opinion have been duly authorized by the Company and are validly issued, fully paid and nonassessable and that the Resale Shares issued after the date of this opinion will be duly authorized by the Company and will be validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value of the Common Stock.

        We do not express or purport to express any opinions with respect to laws other than the General Corporation Law of the State of Delaware.

        The opinion set forth in this letter is effective as of the date hereof. We do not undertake to advise you of any changes in our opinion expressed herein resulting from matters that may arise after the date of this letter or that hereinafter may be brought to our attention. We hereby consent to the filing of this letter as an exhibit to the above-referenced Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder. We express no opinion other than as herein expressly set forth, and no opinion may be inferred or implied beyond that expressly stated herein.

Very truly yours,

/s/ White & Case LLP

CJD:DG:SL

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  Exhibit 5.1